UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2004


                              IONICS, INCORPORATED
             (Exact name of registrant as specified in its charter)



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
              Massachusetts                            1-7211                              04-2068530
        (State of incorporation)                (Commission File No.)           (IRS Employer Identification No.)
        ------------------------                ---------------------           ---------------------------------

65 Grove Street, Watertown, Massachusetts
                                                        02472                            (617) 926-2500
(Address of principal executive offices)             (Zip Code)                  (Registrant's telephone number,
                                                                                      including area code)
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Item 5.    Other Events and Required FD Disclosure
-------    ---------------------------------------

          On March 19, 2004, Ionics, Incorporated issued a Press Release announcing (i) the departure of William J. McMahon, Vice President, Ultrapure Water Group; and (ii) the appointment of Lester B. Devitt as Vice President, Sales and Marketing for the Water Systems Division.


Item. 7.   Financial Statements and Exhibits
--------   ---------------------------------

           Exhibit Number                       Description
           --------------                       -----------

                  99 Press Release dated March 19, 2004 announcing (i) the departure of William J. McMahon, Vice President, Ultrapure Water Group; and (ii) the appointment of Lester B. Devitt as Vice President, Sales and Marketing for the Water Systems Division.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                  IONICS, INCORPORATED

March 19, 2004                    By:     /s/Stephen Korn
                                          ---------------
                                  Name:   Stephen Korn
                                  Title:  Vice President and General Counsel


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                                  EXHIBIT INDEX


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
Number                                     Description                                     Page Number

 99            Press Release dated March 19, 2004 announcing (i) the departure                 4
               of William J. McMahon, Vice President, Ultrapure Water Group; and
               (ii) the appointment of Lester B. Devitt as Vice President, Sales and Marketing for the Water Systems Division.

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                                   EXHIBIT 99

     Ionics, Incorporated Announces Restructuring-Related Personnel Changes

Watertown, MA, March 19, 2004 . . . Ionics, Incorporated (NYSE-ION) announced today several personnel developments related to its ongoing restructuring program.

William J. McMahon, the Company's Vice President, Ultrapure Water Group since November 2000, will be leaving the Company as a result of the elimination of that position. As disclosed in the Company's recent Form 10-K filing, the Company is combining its Equipment Business Group, its Ultrapure Water Group and its recently acquired Ecolochem Group, to form the new Water Systems Division. The Water Systems Division is headed by Lyman B. Dickerson, President of
Ecolochem, Inc., who now holds the title of Vice President, Water Systems Division.

The  Company  also  announced  the  appointment  of  Lester  B.  Devitt  as Vice
President, Sales and Marketing for the Water Systems Division, with responsibility for all sales and marketing efforts for that Division in North and South America. Mr. Devitt, who was trained as an engineer, has an extensive background in sales management and program development, most recently at BEA Systems and for over twelve years at Silicon Graphics, Inc. Earlier in his career, Mr. Devitt worked as a sales engineer involved in the sale of equipment to customers in the power and process industries, including the Company.

Douglas R. Brown, Ionics' President and Chief Executive Officer, commenting on these personnel changes, noted, "We all wish Bill McMahon well in his future endeavors. He served Ionics well as an effective leader of the Ultrapure Water Group, and we appreciate the role he played in helping us restructure Ionics. We also would like to welcome Les Devitt to our Water Systems Division. I am confident that his demonstrated skills and ability in the sales and marketing arena will prove valuable to the growth of our Company."

About  Ionics,  Inc.
Ionics is a global leader in water purification and wastewater treatment. The Company has over 50 years of experience in the design, installation, operation and maintenance of water and wastewater treatment systems and is a leading provider of emergency and long-term water treatment services. More membrane-based desalination systems have been designed and built by Ionics than any other supplier worldwide. Ionics is also a leader in supplying zero-liquid-discharge systems, in providing ultrapure water systems for the power and microelectronics industries, and in the measurement and analysis of water impurities. The Company also supplies Point-of-Use and Point-of-Entry water treatment systems for commercial and residential applications. For more information, visit www.ionics.com.

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this news release involve risk and uncertainty. The statements contained in this release which are not historical facts are forward-looking statements. Important factors, including risks associated with the Company's recently announced restructuring program; risks associated with the integration of the operations of the Ecolochem group with those of the Company; overall economic conditions, demand for Company products, raw material availability, availability of manufacturing capacity, technological and product development risks, competitors' actions, and other factors described in the Company's filings with the Securities and Exchange Commission could cause actual results to differ materially.

                                   # # # # #

For more information, contact:
John F. Curtis
Vice President, Strategy and Operations, Treasurer
Ionics, Incorporated
Tel: (617) 673-4403
jcurtis@ionics.com